Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment, dated as of November 6, 2015 (the “Amendment”), to Employment Agreement dated as of August 13, 2010 and effective as of July 1, 2010, as amended to date (collectively, the “Agreement”), is by and between WidePoint Corporation (the “Company”) and Steve L. Komar (“Executive”). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, the parties desire to further amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

1. Section 2 of the Agreement is amended to provide that the term of Executive’s employment under the Agreement shall expire on June 30, 2016.

2. Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement remain unaltered and are in full force and effect and are expressly hereby ratified and confirmed. The Agreement and this Amendment shall be read and construed as one agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first written above.

WIDEPOINT CORPORATION		EXECUTIVE

By:	/s/ JAMES T. MCCUBBIN	/s/ STEVE L. KOMAR
Name:	James T. McCubbin	Steve L. Komar
Title:	EVP and CFO	Individually